Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 4, 2006, except for Note R, as to which the date is April 14, 2006, accompanying the consolidated financial statements of ICF International, Inc., and Subsidiaries contained in the Registration Statement (Form S-1 No. 333-134018) and Prospectus. We consent to the use of the aforementioned report in Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Vienna, Virginia

July 20, 2006